As filed with the Securities and Exchange Commission on March 25, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WORKDAY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-2480422
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6230 Stoneridge Mall Road

Pleasanton, California 94588

(Address of Principal Executive Offices) (Zip Code)

2012 Equity Incentive Plan

2012 Employee Stock Purchase Plan

(Full Title of the Plans)

Mark S. Peek

Chief Financial Officer

Workday, Inc.

6230 Stoneridge Mall Road

Pleasanton, California 94588

(Name and Address of Agent For Service)

(925) 951-9000

(Telephone Number, including area code, of agent for service)

Copies to:

Jeffery R. Vetter, Esq.

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, California 94041

(650) 988-8500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, $0.001 par value per share, reserved for issuance pursuant to the 2012 Equity Incentive Plan	9,420,802 (2)	$84.95 (3)	$800,297,129.90 (3)	$92,994.53 (3)
Class A Common Stock, $0.001 par value per share, reserved for issuance pursuant to the 2012 Employee Stock Purchase Plan	1,884,160 (4)	$72.20 (5)	$136,036,352.00 (5)	$15,807.42 (5)
TOTAL	11,304,962	N/A	$936,333,481.90	$108,801.95

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Class A Common Stock.
(2)	Represents additional shares reserved for issuance under the 2012 Equity Incentive Plan as of the date of this Registration Statement.
(3)	Calculated solely for the purposes of this offering under Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices of the Registrant’s Class A Common Stock as reported on the New York Stock Exchange on March 23, 2015.
(4)	Represents additional shares reserved for issuance under the 2012 Employee Stock Purchase Plan as of the date of this Registration Statement.
(5)	Calculated solely for the purposes of this offering under Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices of the Registrant’s Class A Common Stock as reported on the New York Stock Exchange on March 23, 2015. In the case of the 2012 Employee Stock Purchase Plan, this price per share is multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2012 Employee Stock Purchase Plan.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Workday, Inc. (the “Registrant”) is filing this Registration Statement with the SEC to register 9,420,802 additional shares of Class A Common Stock under the Registrant’s 2012 Equity Incentive Plan and 1,884,160 additional shares of Class A Common Stock under the Registrant’s 2012 Employee Stock Purchase Plan, pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans. This Registration Statement hereby incorporates by reference the contents of the Registrant’s prior registration statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on October 12, 2012 (Registration No. 333-187665), April 1, 2013 (Registration No. 333-187665) and March 31, 2014 (Registration No. 333-194934). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015 filed with the Commission on March 25, 2015 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)	the description of the Registrant’s Class A Common Stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-25680) filed with the Commission on October 3, 2012, including any amendments or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed
		Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Certificate of Incorporation of the Registrant, as currently in effect.	10-Q	001-35680	3.1	December 7, 2012

4.2	Amended and Restated Bylaws of the Registrant, as currently in effect.	8-K	001-35680	3.1	March 14, 2013

4.3	Specimen of Class A Common Stock Certificate of the Registrant.	S-1/A	333-183640	4.1	October 1, 2012

4.4	2012 Equity Incentive Plan.	S-8	333-187665	4.4	April 1, 2013

4.5	Forms of Award Agreements for the 2012 Equity Incentive Plan	S-8	333-183640	10.3	August 20, 2012

4.6	2012 Employee Stock Purchase Plan	S-8	333-194934	4.6	March 31, 2014

5.1	Opinion and Consent of Fenwick & West LLP.					X

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (incorporated by reference to Page II-2 of this Registration Statement).					X

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this 25th day of March, 2015.

Workday, Inc.

By:	/s/ Mark S. Peek
Mark S. Peek
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Workday, Inc., a Delaware corporation, do hereby constitute and appoint Mark S. Peek, Chief Financial Officer, Aneel Bhusri, Chief Executive Officer, and James P. Shaughnessy, Senior Vice President, General Counsel and Secretary, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Aneel Bhusri	Chief Executive Officer (Principal Executive Officer)	March 25, 2015
Aneel Bhusri

/s/ Mark S. Peek Mark S. Peek	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 25, 2015

/s/ A. George (“Skip”) Battle A. George (“Skip”) Battle	Director	March 25, 2015

/s/ Christa Davies Christa Davies	Director	March 25, 2015

/s/ Michael M. McNamara Michael M. McNamara	Director	March 25, 2015

/s/ Scott D. Sandell Scott D. Sandell	Director	March 25, 2015

/s/ George J. Still George J. Still	Director	March 25, 2015

/s/ Jerry Yang Jerry Yang	Director	March 25, 2015

II-2

EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Certificate of Incorporation of the Registrant, as currently in effect.	10-Q	001-35680	3.1	December 7, 2012

4.2	Amended and Restated Bylaws of the Registrant, as currently in effect.	8-K	001-35680	3.1	March 14, 2013

4.3	Specimen of Class A Common Stock Certificate of the Registrant.	S-1/A	333-183640	4.1	October 1, 2012

4.4	2012 Equity Incentive Plan.	S-8	333-187665	4.4	April 1, 2013

4.5	Forms of Award Agreements for the 2012 Equity Incentive Plan	S-8	333-183640	10.3	August 20, 2012

4.6	2012 Employee Stock Purchase Plan	S-8	333-194934	4.6	March 31, 2014

5.1	Opinion and Consent of Fenwick & West LLP.					X

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (incorporated by reference to Page II-2 of this Registration Statement).					X